[logo - American Funds(r)]

                          Fundamental Investors, Inc.
                           One Market, Steuart Tower
                                   Suite 1800
                        San Francisco, California 94105
                              Phone (415) 421-9360




                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JAMES F. ROTHENBERG, Vice Chairman and PEO, and SHERYL F. JOHNSON, Treasurer of Fundamental Investors, Inc., (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2005 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                      Principal Financial Officer

FUNDAMENTAL INVESTORS, INC.                      FUNDAMENTAL INVESTORS, INC.


/s/ James F. Rothenberg                          /s/ Sheryl F. Johnson
----------------------------------               ----------------------------
James F. Rothenberg, Vice Chairman               Sheryl F. Johnson, Treasurer

Date:  September 7, 2005                         Date:  September 7, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to FUNDAMENTAL INVESTORS, INC. and will be retained by FUNDAMENTAL INVESTORS, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.